EXHIBIT 5.1

[                    , 2006]
Nissan Auto Lease Trust 200[ ]-[ ]
Nissan Auto Leasing LLC II
Nissan-Infiniti LT
990 West 190th Street
Torrance, California 90502
Mayer, Brown, Rowe & Maw LLP
350 South Grand Avenue
25th Floor
Los Angeles, California 90071-1503

Main Tel (213) 229-9500
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Re:	Nissan Auto Lease Trust 200[ ]-[ ] Registration Statement on Form S-3 Registration Nos. [ ]
Ladies and Gentlemen:
     We have acted as special counsel to Nissan Auto Leasing LLC II, a Delaware limited liability company (the “Depositor”), in connection with the preparation of the Registration Statement on Form S-3 (Registration No. [                    ], together with the exhibits and amendments thereto, the “Registration Statement”), filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), and the rules or regulations promulgated thereunder, for the registration under the Act of $[                    ] aggregate principal amount of asset backed notes (the “Notes”) to be issued by Nissan Auto Lease Trust 200[ ]-[ ], a Delaware statutory trust (the “Issuer”), pursuant to an indenture (the “Indenture”) between the Issuer and [U.S. Bank National Association], as indenture trustee. The Notes are being offered pursuant to the prospectus dated [                    , 2006] (the “Base Prospectus”) and the preliminary prospectus supplement dated [                    , 2006] (the “Preliminary Prospectus Supplement,” and together with the Base Prospectus, the “Preliminary Prospectus”), and the final prospectus supplement dated [                    , 2006] (the “Prospectus Supplement” and together with the Base Prospectus, the “Final Prospectus,” and together with the Preliminary Prospectus, the “Prospectus”). Capitalized terms used herein without definition herein have the meanings set forth in the Registration Statement.
     We are familiar with the proceedings to date in connection with the proposed issuance and sale of the Notes, and in order to express our opinion hereinafter stated we have examined and relied upon the Registration Statement, the Preliminary Prospectus and the Final Prospectus, in each case as filed with the Commission, the forms of 200[ ]-[ ] SUBI Servicing Supplement, 200[ ]-[ ] SUBI Trust Supplement, Trust Agreement, Trust Administration Agreement,
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Independent Mexico City Correspondent: Jauregui, Navarrete y Nader S.C.
Mayer, Brown, Rowe & Maw LLP operates in combination with our associated English limited liability partnership in the offices listed above.

Nissan Auto Lease Trust 200[ ]-[ ]
Nissan Auto Leasing LLC II
Nissan-Infiniti LT
[                    , 2006]

Indenture, SUBI Certificate Transfer Agreement, Trust SUBI Certificate Transfer Agreement, Control Agreement, the Back-up Security Agreement, 200[ ]-[ ] SUBI Certificate, the Interest Rate Cap Agreement and the Notes (collectively, the “Transaction Documents”) and the form of Underwriting Agreement. We have also examined such statutes, corporate records and other instruments as we have deemed necessary for the purposes of this opinion.
     Based on and subject to the foregoing, we are of the opinion that, with respect to the Notes, when: (a) the Registration Statement becomes effective under the provisions of the Act, (b) the Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended and (c) the Notes have been duly executed and issued by the Issuer, authenticated by the Indenture Trustee, and delivered by the Depositor against payment therefor, in accordance with the terms and conditions of the related Transaction Documents and the Underwriting Agreement in the manner described in the Registration Statement, the Notes will have been duly authorized by all necessary action of the Issuer and will be legally issued and entitled to the benefits of the Indenture and will constitute valid and binding obligations of the Issuer, enforceable against the Issuer in accordance with their terms, except as may be limited by bankruptcy, insolvency, reorganization, arrangement, moratorium or other laws relating to or affecting creditors’ rights generally (including, without limitation, fraudulent conveyance laws), and by general principles of equity, regardless of whether such matters are considered in a proceeding in equity or at law.
     Our opinions expressed herein are limited to the federal laws of the United States and the laws of the State of New York.
     We hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement and to the use of our name therein, without admitting that we are “experts” within the meaning of the Act or the rules or regulations of the Securities and Exchange Commission thereunder, with respect to any part of the Registration Statement, including this exhibit.

Very truly yours, Mayer, Brown, Rowe & Maw LLP